UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2022
Richmond Mutual Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38956	36-4926041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 North 9th Street, Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 962-2581
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RMBI	The NASDAQ Stock Market LLC
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 21, 2022, First Bank Richmond (the "Bank"), the wholly owned operating subsidiary of Richmond Mutual Bancorporation, Inc. (the "Company"), announced that, effective January 1, 2023, Paul Witte has been appointed President and Chief Operating Officer of the Bank. Garry Kleer, the current Chairman, President and Chief Executive Officer of the Company and Bank will continue to serve as Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank.

Mr. Witte, age 51, employed by the Bank since 1996, currently serves as Executive Vice President/Chief Lending Officer. Mr. Witte manages First Bank Richmond's Commercial Lending Department and is co-chair of the Officer's Loan Committee and member of the Executive Loan Committee. He also provides direction and oversight to the Leasing Department, as needed, and generally is responsible for the review of larger leasing credit applications.

There are no arrangements or understandings between Mr. Witte and any other person pursuant to which he was appointed as an executive officer, nor is there a family relationship between any member of the Company's or the Bank's boards of directors or any of its executive officers and Mr. Witte. Further, there are no relationships between Mr. Witte and the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RICHMOND MUTUAL BANCORPORATION, INC.

Date: December 27, 2022	By:	/s/Donald A. Benziger
Donald A. Benziger
Executive Vice President and CFO